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EXHIBIT 10.23.2

                                 AMENDMENT NO. 1


         This Amendment amends the Residential Distributor Program Agreement, dated January 5, 1998 ("Agreement"), by and between LCI International Telecom Corp ("LCI") and Quintelcomm, Inc. ("Representative").

1.       The Agreement is hereby amended as follows:

         A. This Amendment shall be effective for May and June 1998 and July 1998 only. Representative shall obtain {Confidential portion omitted and filed separately with the Commission} for the Services in each of May and June and July 1998, after completing {Confidential portion omitted and filed separately with the Commission}. The commissions due as a result of the {Confidential portion omitted and filed separately with the Commission} each month shall be as set forth in the Agreement. The commissions due as a result of the first usage for {Confidential portion omitted and filed separately with the Commission} A new "channel/org code" shall be used for such Customers {Confidential portion omitted and filed separately with the Commission}. Commission payments under this Amendment may be made based on good faith estimates by LCI. A "true up" shall be performed when adequate and accurate reporting is available and additional payments or chargebacks, as applicable, shall be made.

                  Notwithstanding anything in the Agreement to the contrary, in May and June and July 1998 Representative may market for a competitor of LCI provided 1) such marketing does not include a promotion that is being marketed by Representative for LCI, 2) the segment of Representative's database used for such marketing shall be separate and distinct from that used or to be used for marketing on behalf of LCI and 3) no LCI Customers shall be solicited.

                  After obtaining {Confidential portion omitted and filed separately with the Commission} in May 1998, Representative may, following written notice to LCI,
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         accelerate the start of obtaining the {Confidential portion omitted and filed separately with the Commission}, that would otherwise begin in June.

         B. All capitalized terms not defined in the Amendment shall be as defined in the Agreement.

II.      All other terms and conditions of the Agreement remain unchanged.

LCI International Telecom Corp.

By   /s/ John C. Taylor                 Date     5-29-98
     -------------------------------             -------
John C. Taylor, SVP Consumer Markets

(Print Name and Title)


Quintelcomm, Inc.

By   /s/Jeffrey Schwartz                Date     5-26-98
     -------------------------------             -------
Jeffrey Schwartz, COB

(Print Name and Title)


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